UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

This Form 8-K/A is filed as an amendment to a Current Report on Form 8-K filed on July 24, 2015 by MagneGas Corporation (the “Company”) regarding a Memorandum of Understanding (the “MOU”) with Green Gas Supply, L.L.C. (“Green Gas”). An extension of the term of the MOU was signed on October 21, 2015 (the “Extension”). This amendment is being filed for the purpose of describing the Extension and filing it as an Exhibit.

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2015, the Company finalized the MOU with Green Gas. The MOU was signed on July 17, 2015, however, the MOU did not become binding until Green Gas paid a non-refundable deposit of $10,000 to the Company on July 21. The MOU calls for the Company and Green Gas, within 90 days of the MOU’s execution, to sign definitive documents with the terms to include but not be limited to the following: (1) Green Gas will purchase a $550,000 Plasma-Arc Gasification system for the production of MagneGas2®; (2) a new joint venture company will be established in Louisiana to own and operate MagneGas® gasification systems to produce and sell MagneGas2® into the metal cutting market; and (3) the Company will own 50% of the new entity and will receive minimum royalty payments of 5% of gross revenue plus equal profit sharing rights.

The Company and Green Gas did not sign definitive documents within 90 days of the MOU’s execution. The Company and Green Gas, however, are in the final stages of negotiating the definitive agreements and the agreements are expected to be executed shortly.

On October 21, 2015, the Company and Green Gas signed the Extension. The MOU now calls for definitive documents to be signed by November 18, 2015.

The foregoing description of the terms of the Extension are qualified in its entirety by reference to the provisions of the Extension filed as Exhibit 10.1 to this Amendment Number 1 to Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Extension with Green Gas, dated October 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: October 27, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer